   AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON NOVEMBER 12, 1997


                                                      REGISTRATION NO. 333-38573

================================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                             ---------------------

                                AMENDMENT NO. 1


                                       TO


                                    FORM S-3
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                             ---------------------

                              NOVOSTE CORPORATION
             (Exact name of registrant as specified in its charter)
                             ---------------------

             FLORIDA                             5047                            59-2787476
 (State or other jurisdiction of     (Primary Standard Industrial             (I.R.S. Employer
 incorporation or organization)       Classification Code Number)            Identification No.)

                           4350-C INTERNATIONAL BLVD.
                            NORCROSS, GEORGIA 30093
                                 (770) 717-0904
  (Address, including zip code, and telephone number, including area code, of
                   Registrant's principal executive offices)

                                THOMAS D. WELDON
                              NOVOSTE CORPORATION
                           4350-C INTERNATIONAL BLVD.
                            NORCROSS, GEORGIA 30093
                                 (770) 717-0904
 (Name, address, including zip code, and telephone number, including area code, of agent for service)
                             ---------------------
                                   Copies to:

              SETH I. TRUWIT, ESQ.                               LAWRENCE S. WITTENBERG, ESQ.
          EPSTEIN BECKER & GREEN, P.C.                         TESTA, HURWITZ & THIBEAULT, LLP
                250 PARK AVENUE                                       HIGH STREET TOWER
            NEW YORK, NEW YORK 10177                                   125 HIGH STREET
                 (212) 351-4500                                  BOSTON, MASSACHUSETTS 02110
                                                                        (617) 248-7000

                             ---------------------
     APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO PUBLIC: As soon as practicable after this registration statement becomes effective.

     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. [ ]

     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]
                             ---------------------
                        CALCULATION OF REGISTRATION FEE


=========================================================================================================================
                                                            PROPOSED MAXIMUM      PROPOSED MAXIMUM
         TITLE OF SECURITIES             AMOUNT BEING        OFFERING PRICE          AGGREGATE             AMOUNT OF
          BEING REGISTERED               REGISTERED(1)        PER SHARE(2)         OFFERING PRICE      REGISTRATION FEE
-------------------------------------------------------------------------------------------------------------------------
Common Stock, $.01 par value.........      2,300,000             $18.75             $43,125,000            $14,871*
=========================================================================================================================



 *  Previously paid.

(1) Includes 300,000 shares that the Underwriters have the option to purchase to cover over-allotments, if any.
(2) Estimated solely for purposes of calculating the registration fee, based upon the average of the high and low sales prices of the Common Stock on the Nasdaq National Market on October 21, 1997, pursuant to Rule 457(c) under the Securities Act.
                             ---------------------

     THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

================================================================================

                                    PART II



                     INFORMATION NOT REQUIRED IN PROSPECTUS



ITEM 16.  EXHIBITS


     (a) Exhibits:


 EXHIBIT
  NUMBER                                  DESCRIPTION
 -------                                  -----------
  *1.1        --  Form of Purchase Agreement.
  *1.2        --  Power of Attorney and Custody Agreement.
  *4.1        --  Form of Specimen Common Stock Certificate of Registrant.(1)
  *4.2        --  Registration Rights Agreement, dated July 28, 1995, by and among Registrant, Norman R. Weldon, Thomas D. Weldon,
                  Charles E. Larsen, the Hillman Investors (as defined
                  therein), Noro-Moseley Partners-III, L.P. and Advanced
                  Technology Ventures IV, L.P.(1)
  *4.3        --  Registration Rights Agreement, dated April 26, 1995, between
                  Registrant and ABS Employees' Venture Fund Limited
                  Partnership.(1)
  *4.4        --  Registration Rights Agreement, dated September 20, 1995, between Registrant and Karen C. Vinjamuri.(1)
  *4.5        --  Stock Purchase Warrant, dated September 24, 1993, between
                  Registrant and The Kriegsman Group.(1)
  *4.6        --  Stock Purchase Warrant, dated March 24, 1994, between
                  Registrant and The Kriegsman Group.(1)
  *4.7        --  Stock Purchase Warrant, dated December 1, 1995, between
                  Registrant and The Kriegsman Group.(1)
  *4.8        --  Stock Purchase Warrant, dated December 1, 1995, between
                  Registrant and The Kriegsman Group.(1)
  *4.9        --  Consulting Agreement, dated July 30, 1992, between
                  Registrant and Spencer B. King III, M.D.(1)
  *4.10       --  Consulting Agreement, dated February 1, 1996, between
                  Registrant and Spencer B. King III, M.D.(1)
  *4.13       --  Consulting Agreement, dated July 30, 1992, between
                  Registrant and John B. Martin.(1)
  *4.14       --  Consulting Agreement, dated November 4, 1992, between
                  Registrant and Raphael Meloul.(1)
  *4.15       --  Consulting Agreement, dated June 30, 1992, between
                  Registrant and David O. Williams, M.D.(1)
  *4.17(a)    --  Form of Rights Agreement, dated as of October 25, 1996, between Registrant and American Stock Transfer & Trust
                  Company, which includes as Exhibit B thereto the Form of
                  Right Certificate.(2)
  *4.17(b)    --  Summary of Rights to Purchase Preferred Shares of
                  Registrant.(2)
   5          --  Opinion by Epstein Becker & Green, P.C., as to legality.
*+10.13       --  Memorandum of Understanding between Registrant and Bebig
                  Isotopentechnik und Umweltdiagnostik GmbH regarding
                  purchases and investment grant dated April 23, 1997.
 *23.1        --  Consent of Ernst & Young LLP.
  23.2        --  Consent of Epstein Becker & Green, P.C. (included in Exhibit
                  5).
 *24          --  Power of Attorney.


---------------


*    Previously filed.

+ Portions have been omitted and filed separately with the Securities and Exchange Commission pursuant to a request for confidential treatment.
(1) Filed as same numbered Exhibit to the Registrant's Registration Statement on Form S-1 (File No. 333-4988).

(2) Filed as same numbered Exhibit to the Registrant's Registration Statement on Form 8-A filed November 5, 1996.
(3) Filed as same numbered Exhibit to Registrant's Form 10-K for the year ended December 31, 1996.

     (b) Financial Statement Schedules:


     Schedules have been omitted for the reason that they are not required or are not applicable or because the required information is included in the financial statements or the notes thereto.

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, Registrant certifies that it has reasonable grounds to believe it meets all of the requirements for filing on Form S-3 and has duly caused this Amendment to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Atlanta, State of Georgia, on the 12th day of November, 1997.


                                          Novoste Corporation

                                          By:           * DAVID N. GILL
                                            ------------------------------------
                                                       David N. Gill
                                                  Vice President, Finance


     Pursuant to the requirements of the Securities Act of 1933, this Amendment to the Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.



                     SIGNATURE                                   TITLE                     DATE
                     ---------                                   -----                     ----
                                                     Chairman of the Board and
---------------------------------------------------    Director
              Norman R. Weldon, Ph.D.

                * THOMAS D. WELDON                   President, Chief Executive      November 12, 1997
---------------------------------------------------    Officer and Director
                 Thomas D. Weldon                      (Principal Executive
                                                       Officer)

                  * DAVID N. GILL                    Vice President, Finance         November 12, 1997
---------------------------------------------------    (Principal Financial and
                   David N. Gill                       Accounting Officer)

                * CHARLES E. LARSEN                  Director                        November 12, 1997
---------------------------------------------------
                 Charles E. Larsen

                * J. STEPHEN HOLMES                  Director                        November 12, 1997
---------------------------------------------------
                 J. Stephen Holmes

               * RICHARD M. JOHNSTON                 Director                        November 12, 1997
---------------------------------------------------
                Richard M. Johnston

                                                     Director
---------------------------------------------------
                Pieter J. Schiller

               * JACK R. KELLY, JR.                  Director                        November 12, 1997
---------------------------------------------------
                Jack R. Kelly, Jr.

               * WILLIAM E. WHITMER                  Director                        November 12, 1997
---------------------------------------------------
                William E. Whitmer

                     SIGNATURE                                   TITLE                     DATE
                     ---------                                   -----                     ----
               * STEPHEN I. SHAPIRO                  Director                        November 12, 1997
---------------------------------------------------
                 Stephen I. Shapiro





*By:      /s/ DAVID N. GILL
     -------------------------------
              David N. Gill
            Attorney-in-Fact